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                                                                     Exhibit 5.1


                                April 23, 1998



Weeks Corporation
Weeks Realty, L.P.
4497 Park Drive
Atlanta, Georgia 30093

  Re: Form S-3 Registration Statement relating to up to (i) an aggregate of $400,000,000 of Common Stock, Preferred Stock and Warrants to Purchase Common Stock of Weeks Corporation and (ii) an aggregate of $350,000,000 of Debt Securities of Weeks Realty, L.P.
       ------------------------------------------------------------------------

Gentlemen:

     We have acted as counsel for Weeks Corporation, a Georgia corporation (the "Company"), and Weeks Realty, L.P., a Georgia limited partnership (the "Operating Partnership"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of (i) the Company's common stock, par value $.01 per share ("Common Stock"), preferred stock, par value $.01 per share ("Preferred Stock"), and warrants to purchase Common Stock ("Warrants") in an aggregate principal amount of $400,000,000 and (ii) the Operating Partnership's unsecured, non-convertible investment grade debt securities in an aggregate principal amount of $350,000,000 ("Debt Securities"). The Warrants are to be issued from time to time pursuant to warrant agreements between the Company and warrant agents (each, a "Warrant Agent"), in the form to be filed with the Commission (the "Warrant Agreement"). The Debt Securities are to be issued under an indenture, dated as of a date prior to the issuance of the Debt Securities, as amended or supplemented from time to time (the "Indenture") between the Operating Partnership and a trustee ("Trustee") chosen by the Operating Partnership and qualified to act as Trustee under the Trust Indenture Act of 1939, as amended, in the form filed as an exhibit to the Registration Statement. As such counsel, we have examined and relied upon such records,
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Weeks Corporation
Weeks Realty, L.P.
April 23, 1998
Page 2
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documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based on the foregoing, we are of the opinion that:

          (i) The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

          (ii) The Operating Partnership is a validly existing limited partnership under the laws of the State of Georgia;

          (iii) Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

          (iv) Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Prospectus (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

          (v) Upon the due authorization of the Warrant Agreements and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, the Warrant Agreements will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms;

          (vi) Upon the due authorization of the Warrants and, when the final terms thereof have been duly established and approved and when duly executed by the Company, and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms;
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Weeks Corporation
Weeks Realty, L.P.
April 23, 1998
Page 3
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          (vii)  Upon the due authorization of the Indenture and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute the valid and legally binding instrument of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; and

          (viii) Upon the due authorization of the Debt Securities and, when the final terms thereof have been duly established and approved and when duly executed by the Operating Partnership, and duly authenticated by the Trustee (or any Authenticating Agent duly authorized by the Trustee pursuant to the terms of the Indenture) in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will (x) constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms and (y) be entitled to the benefits of the Indenture.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                       Very truly yours,


                                       /s/ King & Spalding